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                                                                    EXHIBIT 10.3

                          MANAGEMENT SERVICES AGREEMENT

      THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement"), is made as of this 23rd day of June, 2004, by and between ONEX PARTNERS MANAGER LP a Delaware limited partnership ("Onex") and RES-CARE, INC., a Kentucky corporation (the "Company").

                            - PRELIMINARY STATEMENT -

      Onex Partners, LP, a Delaware limited liability company ("Onex Partners") and an affiliate of Onex, along with various other affiliates, own 48,905 shares of Series A Preferred Stock of the Company (the "Preferred Stock"), acquired pursuant to the terms and conditions of the Preferred Stock Purchase Agreement dated March 10, 2004;

      As a condition to the acquisition of the Preferred Stock, the Company and Onex Partners agreed to enter into a Management Services Agreement wherein the Company would contract with Onex Partners, or one of its designated affiliates, to provide mutually agreed-upon business management services to the Company;

      Onex, an affiliate of Onex Partners, has access to substantial experience in strategic and business planning, financial services, business arrangements, business negotiations and various other business management and administration matters;

      The Company desires to avail itself of the resources, advice, assistance and personnel of and available to Onex; and

      Onex is willing to provide such services to the Company and the Company is willing to engage Onex on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  - AGREEMENT -

                                   ARTICLE 1

                                    SERVICES

      SECTION 1.1 ENGAGEMENT OF ONEX. The Company hereby engages Onex to provide the services delineated in Section 1.2 below (the "Services") and Onex agrees to provide such Services, in accordance with the terms and conditions set forth herein. The Company expressly authorizes Onex and grants Onex all necessary authority and power to render the Services to the Company on the terms and conditions set forth herein.

      SECTION 1.2 SERVICES. During the Term (as defined herein) Onex shall assist the Company's Board of Directors and its management in such business and financial matters of the Company and its affiliates as may be reasonably requested by the Board of Directors or its management. Without limiting the generality of the foregoing, the services to be rendered by Onex include: (i) assisting with the development and implementation of corporate strategic plans and acquisition and divestiture strategies; (ii) reviewing and providing advice on corporate investments; (iii) providing management, tax, risk management and financial advisory services; (iv) assisting in advising on subsequent debt and equity financings (the "Services"); and (v) such other services as the Board of Directors or management of the Company may reasonably request. From time to time thereafter, the Board of Directors of the Company may request Onex and/or its affiliates to provide additional services in addition to those contemplated herein. However, the Company and Onex both acknowledge and agree that the services referred to above do not include investment banking or financial advice in connection with business acquisitions.

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      SECTION 1.3 SOURCING OF SERVICES. For purposes of this Agreement, Onex may provide services under this Agreement by supplying Onex personnel or, at its sole discretion, personnel from one or more of its affiliates. Under no circumstance shall Onex be obligated to provide the Company or its subsidiaries the services of external advisors, consultants and/or professionals. However, Onex may seek the services of independent third parties, with such services being paid for by the Company, so long as the Company approves of such services in advance.

                                   ARTICLE 2

                                      TERM

      SECTION 2.1 TERM. Subject to the terms herein, the term of this Agreement shall commence on July 1, 2004 (the "Effective Date") and shall continue for an initial five-year term (the "Term"). Thereafter, the Agreement shall be renewed automatically for successive one-year periods.

      SECTION 2.2 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate at such time when Onex Partners, or any of its affiliates, individually or in the aggregate, no longer hold, either legally or beneficially, at least 26,452 shares of the Preferred Stock.

      SECTION 2.3 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement, all power and authority granted Onex by the Company shall cease and terminate immediately. Within 30 days of any termination of this Agreement, the Company shall remit to Onex any accrued but unpaid Service Fee (as defined herein) and reimbursable expenses.


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                                   ARTICLE 3

                                  COMPENSATION

      SECTION 3.1 COMPENSATION.

            (a) COMPENSATION. For and in consideration of the agreement of Onex to provide the Services when requested by the Company's Board of Directors or management, the Company shall pay Onex $350,000 per year (the "Service Fee").

            (b) PAYMENT. The Company shall pay to Onex the Service Fee, in advance, on a quarterly basis, on the first business day of January, April, July and October of each year commencing July 1, 2004. Quarterly payments shall be made not later than 5 business days after the beginning of the quarter in which the Services will be performed. All payments to be made by the Company to Onex shall be immediately available funds, unless the parties agree otherwise. In the event the Company fails to pay the Service Fee to Onex, it shall be required to pay Onex interest on all such unpaid amounts at an annual interest rate from time to time announced by Bank One as its "Prime Rate" of interest used by it as a reference rate for commercial loans in United States dollars adjusted on a daily basis for changes in that rate. The Service Fee (and any interest due thereon) shall accrue on a daily basis from and after July 1, 2004, and each quarterly payment shall be in respect of the three-month period then ended or such shorter period within such three months during which the Agreement was in effect. Any amounts due to Onex under this Agreement may, at Onex's sole discretion and direction, be payable to one or more affiliates of Onex.

            (c) ANNUAL ACCOUNTING. During the first fiscal quarter of each year, Onex shall invoice or provide a written accounting, in either case describing in reasonable detail the Services provided during the preceding fiscal year pursuant to this Agreement.

      SECTION 3.2 EXPENSES. All reasonable ordinary and necessary expenses, including but not limited to travel, fees for external consultants, advisors and professionals approved by the Company as provided herein and other direct out-of-pocket expenses incurred by Onex or its affiliates in the performance of the Services shall be paid or reimbursed by the Company. The Company shall, within 30 days after the receipt of an invoice from Onex, reimburse Onex in full.

                                   ARTICLE 4

                                  MISCELLANEOUS

      SECTION 4.1 RELATIONSHIP OF PARTIES. The parties acknowledge and agree that each is a separate business entity, that each has its own management, and separate policies and procedures, and that (except as otherwise set forth herein) nothing contained herein shall constitute the delegation of authority and power to Onex to manage and/or control the Company's business. The parties further acknowledge and agree that the relationship established between the two is that of independent contractors and is not a joint venture or partnership and that the Services to be performed are intended to be merely auxiliary to and supportive of the Company's business. Neither Onex nor its employees shall be considered employees of the Company. Onex shall have no right to enter into any contract or undertaking in the name of or for the account of the Company, nor to assume or create any obligation of any kind, express or implied, on behalf of the Company, without the prior written consent of the Company.


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      SECTION 4.2 INDEMNIFICATION. The Company agrees to indemnify, defend and hold harmless, Onex, its affiliates, directors, officers and/or employees from and against any and all loss, liability, suits, claims, costs, damages and expenses (including reasonable attorney fees) arising from their performance hereunder, except where Onex's actions or omissions rise to the level of gross negligence or willful misconduct.

      SECTION 4.3 NOTICE. Any notice, request, consent or communication (collectively "Notice") sent under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied with receipt confirmed, addressed as follows:

      If to Onex:

                      Onex Partners Manager LP
                      712 5th Avenue, 40th Floor
                      New York, New York 10019
                      Attention: Robert M. Le Blanc, Managing Director,
                                 Onex Partners Manager GP Inc.
                      Fax: (212) 582-0909

      If to the Company:

                      Res-Care, Inc.
                      10140 Linn Station Road
                      Louisville, Kentucky 40223
                      Attention: Ronald G. Geary, President
                      Fax: (502) 394-2164

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date
(i) when personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

      SECTION 4.4 WAIVER. The failure of either of the parties to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.


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      SECTION 4.5 COMPLETE UNDERSTANDING. This Agreement constitutes the complete understanding among the parties. No alteration or modification of any of this Agreement's provisions shall be valid unless made in writing and signed by all the parties to this Agreement.

      SECTION 4.6 APPLICABLE LAW. The laws of the Commonwealth of Kentucky shall govern all aspects of this Agreement, irrespective of the fact that one or more of the parties now is or may become a resident of a different state, or that the one or more of the parties now or hereafter locates its principal office outside the Commonwealth of Kentucky. The parties acknowledge that the courts of the Commonwealth of Kentucky shall have exclusive jurisdiction over this Agreement and specifically waive any claims which they may have that involve jurisdiction or venue, including but not limited to forum non conveniens. Service of process for any claim which arises under this Agreement shall be valid if made in accordance with the notice provisions set forth in Section 4.3 of this Agreement. If service of process is made as aforesaid, the party served agrees that such service shall constitute valid service, and specifically waives any objections the party served may have under any state or Federal law or rule concerning service of process. Service of process in accordance with this
Section 4.6 shall be in addition to and not to the exclusion of any other service of process method legally available.

      SECTION 4.7 DESCRIPTIVE HEADINGS. All section headings, titles and subtitles are inserted in this Agreement for the convenience of reference only, and are to be ignored in any construction of this Agreement's provisions.

      SECTION 4.8 SEVERABILITY. If a court of competent jurisdiction rules that any one or more of this Agreement's provisions are invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

      SECTION 4.9 SUCCESSORS AND ASSIGNS AND THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      SECTION 4.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts for all purposes shall constitute an original.

      SECTION 4.11 ASSIGNMENT. Except as otherwise set forth herein, neither the Company nor Onex may assign its rights or obligations under this Agreement without the written consent of the other party. The Company acknowledges and agrees that Onex may assign this Agreement to any of its affiliates where at least 50% of the voting securities are owned directly or indirectly by Onex Partners and any such affiliate may assign the same to Onex or any other such affiliate of Onex, without the consent of the Company.

                           [SIGNATURE PAGES TO FOLLOW]


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

                                     ONEX PARTNERS MANAGER LP
                                     a Delaware limited partnership

                                     By:  Onex Partners Manager GP Inc.,
                                          its General Partner

                                     Name: /s/ Robert M. Le Blanc
                                           -------------------------------------
                                     Its:  Managing Director


                                     Name: /s/ Eric J. Rosen
                                           -------------------------------------
                                     Its:  Managing Director
                                           -------------------------------------

                                     RES-CARE, INC.
                                     a Kentucky corporation


                                     By: /s/ Ronald G. Geary
                                         ---------------------------------------
                                     Name: Ronald G. Geary
                                           -------------------------------------
                                     Its:   President
                                           -------------------------------------


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